Exhibit 10.10

Model Contract

S.N.: _______

Labor Contract

(Non-fixed-term Contract)

Party A: Urumqi Fenghui Microfinance Co., Ltd. (Seal)

Party B: ZHANG Jianfeng

Date of signing: Jan. 1, 2015

Tel. of Party B: __________

Prepared under the Supervision of Human Resources and Social Security Dept. of
Xinjiang Uygur Autonomous Region

According to the Labor Law of the People's Republic of China, Labor Contract Law of the People's Republic of China and other applicable laws and regulations, Party A and Party B have hereby entered into this labor contract (the “Contract”) and promise to abide by it according to the principles of legitimacy, justice, equality, friendly negotiation, honesty and integrity.

I. Basic Information of Party A

Article 1 Party A: Urumqi Fenghui Microfinance Co., Ltd. (Seal)

Legal Representative (Person-in-charge) or Entrusted Agent: QI Wen

Economic type:  ___________________ Contact person and Tel.: ___________________

Registered Address: Room 211, Government Office Building, No. 1669 Beizhan Road, Urumchi

Business Address: ________________________________________________________

Mailing Address: __________________________________________________________

II. Basic Information of Party B

Article 2 Party B: ZHANG Jianfeng Sex: Male Age: 48

Type of family register (agricultural or non-agricultural household): Non-agricultural

ID Card. No.:  ________________________________

Or name of other valid certificate: _______________ Certificate No.:  _________________

Time of employment with Party A: Jan. 3, 2015

Home address: ______________________________  Post code:___________

Residential address in Xinjiang:_________________________    Post code: ____________

III. Term of Labor Contract

Article 3 The Contract is a labor contract with the term subject to accomplishment of agreed work tasks.

The Contract takes effect from Jan. 1, 2015, and the probation period starts from that day to _____________.

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IV. Job Content and Working Place

Article 4 Party A and Party B agree that the working place is Urumqi.

Article 5 According to the requirements of Party A, Party B agrees to be responsible for management in the position of Strategy. Based on job demand and in accordance with the principle of good faith and reasonability, Party A may change Party B’s position according to law.

Article 6 The job content and requirements put forward by Party A shall comply with relevant labor standards specified in national laws and regulations, and with the rules and regulations established and published by Party A according to law. Party B shall perform the obligations hereunder according to the job content and requirements specified by Party A.

V. Working Hours, Rest and Vacations

Article 7 Party A and Party B agree to follow the standard working-hour plan specified in Subparagraph A below, with the average number of working hours per week within 40 hours.

A.	Party A adopts the working system of 8 hours per day, with the detailed arrangement as follows:

Working hours: From Monday to Friday

10:00-14:00 in the morning

15:00-19:00 in the afternoon

Party B can take Saturday and Sunday off.

B.	Party A adopts three-shift working system, and Party B shall work per / shifts.

Article 8 Party A arranges Party B to take up position which shall follow the comprehensive working-hour plan, so both parties shall comply with regulations on comprehensive working-hour plan.

Party A arranges Party B to take up position which shall follow the flexible working-hour plan, so both parties shall comply with regulations on flexible working-hour plan.

Article 9 Party A shall strictly follow national regulations on overtime work to guarantee Party B’s right to take rest and physical & mental health. If Party A needs Party B to work overtime, it shall gain consent from the labor union. The overtime shall not exceed 3 hours per day and 36 hours per month. Moreover, Party B shall receive overtime pay or compensatory hours for overtime work. Party B shall receive overtime pay for overtime on statutory holidays.

If Party A believes some positions shall comply with comprehensive or flexible working-hour plan, Party A shall only adopt such plans when they are approved by competent labor authority.

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Article 10 Party A shall guarantee Party B’s right to take rest and have holidays. Party B is entitled to statutory holidays and leaves (such as home leave, marriage leave, bereavement leave, relevant leaves specified according to family planning policy, etc.).

Party A shall, in accordance with the Rules on Employee Paid Annual Leave, arrange Party B to enjoy paid annual leave according to law.

VI. Labor Remuneration

Article 11 Party A shall, according to its production and operation characteristics and economic benefits, determine the wage distribution system in accordance with the law. Party B’s wage shall be determined according to such wage distribution system and Party B’s labor skills, labor intensity, working conditions, contributions, etc., and in accordance with the principle of “equal pay for equal work”.

Article 12 Party A should pay wages to Party B in currency at least once a month, and shall not embezzle Party B’s pay or delay the payment without any reason. If the pay day falls on a holiday or weekend, Party A shall make the payment in advance on a working day that is closest to the pay day. Party A shall keep a written record of Party B’s pay day, amount of pay, number of working days, signature, etc., and provide Party B with payroll data. If Party B has provided normal labor services within legal working hours or the working hours specified herein, Party A shall pay to Party B the wage no lower than local minimum wage.

(1)	The pay day of Party A is the 10th day of each month.

(2)	Party B’s wage during the probation period is RMB 2,000/month.

(3)	Through friendly negotiation between both parties, Party B's wage shall be determined according to Subparagraph _______ below:

A.	Party B's wage shall be determined according to the internal wage distribution system specified in the rules and regulations stipulated by Party A according to law, and is determined to be / per month according to Party B’s position.

B.	Party A adopts the wage distribution measures of base pay plus performance pay: The base pay is RMB / per month, and shall be adjusted in the future according to the internal wage distribution measures. Party B’s performance pay shall be determined based on Party B’s work performance, fruits of labor and practical contributions, and according to the internal wage distribution measures.

C.	Party A adopts piecework wage system, and requires that Party B’s production quota shall be the quota accomplished by over 80% of workers taking up the same position with Party A within the legal working hours. Party B shall guarantee accomplishment of Party A’s quota within the legal working hours, while Party A shall pay the wage to Party B according to the agreed quota, piecework unit price, and performance of Party B.

D.

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(4)	Party A shall raise the wage of Party B in a reasonable manner according to its management efficiency and relevant systems established by local labor authority, such as wage guideline, guidance wage levels, labor costs and other information. Party B’s wage increase shall be determined in accordance with (agreement on collective wage consultation, measures for internal wage increase).

Other agreements between Party A and Party B regarding wages:          /             .

Article 13 If Party B is idle due to insufficient production tasks or other reasons of Party A, Party A shall pay to Party B the living expenses of RMB         /month or which shall be determined according to             /                  .

VII. Social Security and Other Insurance Benefits

Article 14 Party A and Party B shall follow applicable national policies regarding social security, and pay social security fee according to law. Party A shall withhold and remit such fee payable by Party B from the latter’s wage.

Article 15 Party A shall pay the social security fee for Party B according to law, and communicate information on payment of annual social security fee to employees to receive their supervision.

Article 16 If a work-related injury occurs to Party B, Party A shall be responsible for timely rescue or provide all possible assistances, and shall, within specified time limit, apply to competent labor authority for identification of work-related injury, and perform its obligations when Party B goes through formalities of work capacity appraisal according to law to enjoy medical treatment of work-related injury.

Article 17 Party A shall effect supplementary pension insurance (enterprise annuity) and supplementary medical insurance for Party B, with the standards as follows: _______________________________________________________________.

Article 18 Party A shall follow applicable national laws regarding employee benefits, and agrees to provide Party B with the following benefits:

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VIII. Labor Protection, Working Conditions and Protection Against Occupational Hazards

Article 19 Party A shall provide a workplace that complies with national labor health standards in accordance with applicable national and local regulations on labor protection, with an aim to protect Party B’s safety and health at work. If there is any potential occupational hazard during Party B’s work, Party A shall inform Party B of it truthfully, and protect Party B’s health and relevant rights in accordance with the Law of the People’s Republic of China on the Prevention and Control of Occupational Diseases.

Article 20 Party A shall, according to regulations of relevant authorities and Party B’s position, provide Party B with all necessary labor protection products, and arrange Party B to go through a physical examination for free every (year /quarter/month).

Article 21 Party A shall do a good job in labor protection and healthcare for employees in accordance with relevant national and local provisions.

Article 22 Party B has the right to turn down illegal or coercive risky operation instructions of Party A. Moreover, with regard to any behavior of Party A and its administrative staff that disregards the safety and health of Party B, Party B has the right to criticize Party A for such behavior and report it to competent authorities.

IX. Non-competition, Confidentiality and Training Service Agreement

Article 23 Based on friendly negotiation, both parties agree on Subparagraph A below:

A.	If Party B’s work involves trade secrets or intellectual property of Party A that shall be kept confidential, Party A may conclude a confidentiality or non-competition agreement with Party B according to law in advance (with such non-competition and confidentiality agreements attached hereto as appendix).

B.	If Party A provides Party B with professional and technical training at its cost and thus requires Party B to follow the service period policy, Party A shall gain consent from Party B prior to the training and conclude an agreement with it accordingly to specify the rights and obligations of both parties (with the service agreement on training attached hereto as appendix).

X. Rescinding and Termination of Contract and Economic Compensation

Article 24 Rescinding, termination and renewal of the Contract between both parties shall be implemented in accordance with the Labor Contract Law of the People's Republic of China and applicable national and local policies and regulations.

Article 25 Rescinding and termination of the Contract between both parties shall be implemented in accordance with Article 36, Article 37, Article 38, Article 39, Article 40, Article 41, Article 42, Article 43 and Article 44 of the Labor Contract Law of the People's Republic of China.

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Article 26 If the Contract is rescinded or terminated according to Article 46 of the Labor Contract Law of the People's Republic of China, then Party A shall make economic compensation to Party B.

Article 27 If Party A rescinds or terminates the Contract not according to law, and if (1) Party B requires further execution of the Contract, Party A shall continue to execute the Contract, or if (2) Party B doesn’t require further execution of the Contract or it is impossible to continue to execute the Contract, Party A shall make economic compensation to Party B in the amount that is twice the compensation standard specified in applicable laws.

If Party B rescinds or terminates the Contract not according to law and causes losses to Party A, Party B shall make compensation accordingly.

Article 28 At the time of rescinding or terminating the Contract, Party A shall issue the certificate to rescind or terminate the Contract (labor relation) according to applicable laws and regulations, and go through formalities of transferring record and social security relations for Party B within fifteen days.

Article 29 Party B shall carry out work handover as per agreement between both parties. If any economic compensation is necessary, Party B shall make such compensation at the time of handover.

XI. Other Agreements between Both Parties

Article 30 Party A and Party B agree to add the following article to this Contract:

XII. Settlement of Labor Disputes and Miscellaneous

Article 31 If any dispute arising from execution of the Contract between Party A and Party B, Party B may submit it to the labor dispute mediation committee for mediation. If it cannot be solved in this way, the dispute shall be submitted to local labor dispute arbitration committee for arbitration. If either party has disagreement with the arbitration award, it may bring a lawsuit to local people's court upon receiving the arbitration award.

Article 32 The appendices hereto are as follows:

1.

2.

3.

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Article 33 If there is any matter not mentioned herein or any contradiction between the Contract and applicable national or local regulations in the future, such matter or relevant matter shall be handled according to applicable national or local regulations.

Article 34 The Contract shall take effect on the day it is executed by Party A and Party B via signature or affixing the seal. The Contract is made in duplicate, with each party holding one respectively.

Party A (Common Seal)	Party B (Signature or Seal):

ZHANG Jianfeng (Signature)

Legal Representative (Person-in-charge) or Entrusted Agent:

(Signature or Seal)

QI Wen (Seal)

Date of signing: Jan. 1, 2015

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Modification of the Labor Contract

The following modifications are hereby made to the Labor Contract based on friendly negotiation between Party A and Party B:

Party A (Common Seal)                                                              Party B (Signature or Seal):

Legal Representative (Person-in-charge) or Entrusted Agent:

(Signature or Seal)

Date of signing:

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